Exhibit 4.5

SUPPLEMENTAL INDENTURE, dated as of May 28, 2010, to the Indenture dated as of March 31, 2005 (as amended and supplemented to the date hereof, the “Indenture”), by and between American Tire Distributors Holdings, Inc., a Delaware corporation (the “Issuer”) and US Bank National Association (as successor to Wachovia Bank, National Association), as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered the Indenture and the Issuer has issued pursuant to the Indenture its 13% Senior Discount Notes due 2013 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuer and the Trustee may, with the consents of the holders of at least a majority in principal amount at maturity of the outstanding Notes, enter into such supplemental indenture for the purpose of amending certain provisions of the Indenture;

WHEREAS, in connection with the merger contemplated by the Agreement and Plan of Merger dated as of April 20, 2010, as amended and supplemented to the date hereof, among the Issuer, Accelerate Holdings Corp., Accelerate Acquisition Corp. (“Merger Sub”) and Investcorp International, Inc. (the “Merger”), Merger Sub has offered to purchase for cash, among other securities, any and all of the outstanding Notes upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated May 4, 2010 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as the same may be amended or supplemented from time to time, and, together with the Statement, with respect to the Notes, the “Offer”), from each Holder of such Notes;

WHEREAS, consents from Holders of not less than a majority of the outstanding principal amount at maturity of the Notes have been received to effect the amendments set forth herein;

WHEREAS, the Issuer has delivered to the Trustee an Officers’ Certificate as well as an Opinion of Counsel pursuant to Section 10.04 of the Indenture to the effect that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied by the Issuer have been complied with;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Issuer to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer and the Trustee hereby agree as follows:

ARTICLE ONE

SECTION 1.01. Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO

SECTION 2.01. Amendments to Table of Contents.

(a) The Table of Contents of the Indenture is amended by deleting the titles to Sections 3.10, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

SECTION 3.01. Elimination of Certain Definitions in Article One.

Sections 1.01 and 1.02 are amended by deleting from such Sections those defined terms that, by virtue of the amendment effected by this Supplemental Indenture, are no longer used in the Indenture or Notes as amended hereby.

SECTION 3.02. Elimination of Certain Provisions in Article Three.

Section 3.10 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.03. Elimination of Certain Provisions in Article Four.

(a) Section 4.02 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 4.03 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 4.04 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 4.05 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 4.06 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 4.07 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 4.08 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 4.10 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 4.11 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 4.12 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 4.13 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 4.14 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 4.15 of the Indenture is amended by deleting the Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.04. Elimination of Certain Provisions in Article Five.

(a) Section 5.01(a) of the Indenture is amended by deleting the text of clauses (3) and (4) in their entirety, inserting in lieu thereof the phrase “[intentionally omitted]” and inserting the word “and” after clause (2).

(b) Section 5.01(c) of the Indenture is amended by deleting the text of clause (c) in its entirety, inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.05. Elimination of Certain Provisions in Article Six.

(a) Section 6.01(a) of the Indenture is amended by deleting the following text in clause (2): “, and any failure of the Issuer to make a Change of Control Offer or Asset Sale Offer when required or to purchase Securities required to be purchased in connection therewith”.

(b) Section 6.01(a) of the Indenture is amended by deleting the text of clauses (4), (5), (6), (7) and (8) in their entirety, inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 6.01(d) of the Indenture is amended by deleting the text of clauses (d) in its entirety, inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE FOUR

SECTION 4.01. Effectiveness of Supplemental Indenture; Amendments Becoming Operative.

This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto; provided that the amendments set forth in Articles One, Two and Three hereof will not become operative until immediately prior to the first acceptance for payment of Notes pursuant to the Offer provided that the Merger shall have occurred or be occurring concurrently with such acceptance.

SECTION 4.02. Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.

SECTION 4.03. Construction of Supplemental Indenture.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. THIS SUPPLEMENTAL INDENTURE SHALL GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 4.04. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 4.05. Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for its correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

SECTION 4.06. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By	/s/ J. Michael Gaither
	Name:	J. Michael Gaither
	Title:	Executive Vice President, General Counsel and Secretary

US BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Lisa Moorehead
	Name:	Lisa Moorehead
	Title:	Assistant Vice President

[13% Notes Supplemental Indenture Signature Page]